As filed with the Securities and Exchange Commission on February  18, 2003
          Registration No. 333-_____


                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                                       FORM SB-2
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933

                                                 HEALTHEUNIVERSE, INC.
                    (Name of small business issuer as specified in its charter)

                  Delaware            8090                           33-0619520
          (State or Jurisdiction of   Primary SIC Code           (IRS Employer
       incorporation or organization)                      Identification No.)

   1171 West San Bernardino Road, Suite F                   Vipul Dev, CEO
           Covina, California 91722    1171 West San Bernardino Road, Suite F
                    (626) 967-4660                            Covina, CA 91722
(626) 967-4660
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices) (Name, address, including zip code, and telephone
                              number, including area code, of agent for service



         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]




                                           CALCULATION OF REGISTRATION FEE

Proposed Maximum                         Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.................    3,000,000              $ .01          $       30,000      $   100.00

Total..................................    3,000,000                             $       30,000      $   100.00
(2)









       (1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
       (2)  Minimum filing fee of $100 paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                                HEALTHEUNIVERSE, INC.
                                          3,000,000 Shares of Common Stock

      The 3,000,000 shares of common stock of HealtheUniverse, Inc., a Delaware corporation ("HealtheUniverse") are offered by the selling stockholders. The expenses of the offering, estimated at $8,000, will be paid by HealtheUniverse. HealtheUniverse will not receive any proceeds from the sale of shares by the selling stockholders. There is currently no trading market for the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Purchase of these securities involves risks. See "Risk Factors" on page 3.

Initial Offering Price                            Sales Commissions                   Total to Selling Stockholders

Per share         $.01                                   (1)                            $.01

Total             $30,000                                (1)                            $30,000



        (1) HealtheUniverse will not receive any proceeds from this offering. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold.

        Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.











                                 The date of this  prospectus  is  February  __,
2003.

                                                 PROSPECTUS SUMMARY


      The following is only a summary of the information, financial statements and the notes included in this prospectus.

HealtheUniverse
    HealtheUniverse, Inc. is a healthcare consulting firm with services in performance enhancement, turnaround management, merger, acquisition, consolidation and integration services for healthcare institutions. Healtheuniverse clients will include medical related businesses, hospital systems, academic medical centers, freestanding hospitals and physician groups. Our address is 1171 West San Bernardino Road, Suite F, Covina, California 91722 and our telephone number is (626) 967-4660.


The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

         Securities Offered:.....................       3,000,000 shares of common stock.

         Initial Offering Price..................       $.01 per share.

         Offering Period:........................       Until [12 months from effective date]

         Risk Factors............................       The securities offered hereby involve a high degree of
                                                        risk and immediate substantial dilution and should not be
                                                        purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding(1) Before Offering:.....       10,000,000(1) shares

Common Stock Outstanding After Offering:.........       10,000,000(1) shares

(1)      Based on shares outstanding as of February 14, 2003.

         The corporate offices of HealtheUniverse are located at 1171 West San Bernardino Road, Suite F, Covina, California 91722, and its telephone number is
(626) 967-4660.

Risk Factors

         The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus.

                                                    RISK FACTORS

         The shares are a speculative investment and very risky. You should especially consider the following risk factors.

We are still in the research and development stage and may never have revenues.

         HealtheUniverse's activities have been limited to development of its business plan. We have not received any revenues or income related to our consulting business since inception and we don't know if at all, when we will receive revenues. We have no consulting contracts. There can be no assurance that HealtheUniverse will be able to market its services, achieve a significant level of sales or attain profitability. HealtheUniverse is in need of approximately $300,000 in funding to carry out its business plan for the next 12 months for marketing costs and general and administrative expenses. The terms of any offering to raise this capital infusion have not been determined. As a result of the significant operating expenses related to start up operations, operating results will be adversely affected if significant sales do not materialize, whether due to competition or otherwise. There can be no assurance that HealtheUniverse will be able to obtain required funding, nor that it will be able to grow in the future or attain profitability. There can be no assurance that HealtheUniverse will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

         If any member of management leaves the company our business would be severally affected.

         The nature of the consulting business is that it is entirely dependent on the talents and personal contacts of its employees. We have no employees other than our officers.

Our auditors have rendered a going concern emphasis opinion on our financial statements.

         Our auditors have expressed concern as to our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

         HealtheUniverse's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board. The OTC Bulletin Board may not approve our listing. Consequently, the liquidity of HealtheUniverse's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of HealtheUniverse, and lower prices for HealtheUniverse's securities than might otherwise be attained.

         In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for purchasers in this offering to resell their shares.

                                               ADDITIONAL INFORMATION

         HealtheUniverse has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to HealtheUniverse and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. HealtheUniverse will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. This request should be directed to HealtheUniverse at 1171 West San Bernardino Road, Suite F, Covina, California 91722, telephone (626) 967-4660.

         HealtheUniverse is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington ,D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, HealtheUniverse intends to make available to its shareholders annual reports, including audited financial statements and such other reports as HealtheUniverse may determine.

                                                   DIVIDEND POLICY

         HealtheUniverse has not paid any dividends on its common stock. HealtheUniverse currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                            MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of December 31, 2002, there were approximately 120 record holders of common stock.

         There are no warrants or options outstanding and no registration rights have been granted. At the present time 3,000,000 shares are outstanding, all of which have been registered for resale via this prospectus. HealtheUniverse understands it is the position of the SEC's Office of Small Business that the outstanding shares of a company originally organized as a blank check company are not entitled to rely upon the safe harbor provisions of Rule 144 in making any resales of securities. Although management does not believe that HealtheUniverse is a blank check company, we have registered all outstanding shares for sale and will not rely on Rule 144 in the sales registered in this prospectus.

                                                  PLAN OF OPERATION

         We have never received revenues from operations. Until we receive funding from outside sources, such as debt or equity financing, we are seeking $.3 million in initial funding to finance the first 12 months of our business plan as follows:

                  Marketing                          $100,000
                  General and Administration$200,000

         Marketing expenses will be comprised of printing of marketing materials and payment of 2 persons to make initial contact with potential customers. We expect to purchase databases of health care providers. However, we do not anticipate marketing through direct mail or tele-marketing. We believe that the selection of the 2 marketing assistants is very important as the position requires sales ability with some technical background.

         General and administrative costs includes salaries estimated at an aggregate of $12,000 per month for 12 months, lease expense, telephone and travel expense. Until the desired-for funding is received, we will work on obtaining consulting agreements. Pending funding management will defer payment of salaries and will fund business expenses from their own personal resources. The out of pocket costs pending funding are estimated at $5,000 per month.

         We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. It's likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

         Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, will, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         Since we have not yet generated any revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors.We have no bank line of credit available to us. Management believes that it will be able to raise the required funds for operations from one or more future offerings, and to be able to effect our business plan.


                                                      BUSINESS

General

         On February 14, 2003, HealtheUniverse, Inc. formerly known as Rexadon Corporation, a publicly reporting Delaware corporation formed in April 1994 solely to seek for and make an acquisition, entered into an acquisition agreement whereby it acquired all of the Common Stock of HealtheUniverse, Inc., a California corporation. The acquisition was effected as a tax free share exchange, with the shareholders of HealtheUniverse, Inc. (California) receiving 7,000,000 new shares of common stock and the existing shareholders of the Delaware parent retaining all of their 3,000,000 shares of common stock. The California corporation is a wholly-owned subsidiary and all operations are conducted out of the California subsidiary. The Delaware corporation subsequently changed its name from Rexadon Corporation to HealtheUniverse, Inc. Unless we state otherwise, all references to HealtheUniverse refer to the combined entity.

         HealtheUniverse, Inc. is a healthcare consulting firm with services in performance enhancement, turnaround management, merger, acquisition, consolidation and integration services for healthcare institutions. Healtheuniverse clients will include medical related businesses, hospital systems, academic medical centers, freestanding hospitals and physician groups.


         Through the year ended December 31, 2002 we have had minimal sales ($3,700), none of which was related to our current business. Our initial focus has been on developing our business plan. Management's expertise lies principally in the areas of financial management, the application of computer technology to improve operating effectiveness and the development of new business for existing medial providers.

         We expect to locate clients by personal referrals, from our website Healtheuniverse.com, and by targeting direct mail or personal contact with medical healthcare providers. Our strategic plan is to market primarily to smaller providers in the nutraceuticals industry (vitamins and health supplements). We believe this is a rapidly growing industry. We believe we can offer companies in the nutraceutical industry assistance in systems management, inventing control, supply sourcing and distribution.

         In our computer technology division, we plan to target the smaller providers in the health care industries, such as community hospitals, diagnostics centers, industrial laboratories, and larger medical groups. We believe that these smaller providers lack the internal resources to keep abreast of technology (outside their medical specialities). We also believe that we can assist these smaller providers in supply sourcing. We believe that we can also assist strategic alliances between health care providers.

Medical Care Trends

         Ten thousand Americans turn 50 each day. The baby boomer generation has created and transformed consumer markets at every stage of life. Healtheuniverse believes that, as the baby boomer generation ages, it will continue to transform the markets for products and services related to healthy living and aging. As the baby boomer population ages and life expectancies and discretionary income rises, more emphasis is being placed on the quality of a person's health and wellness. People want to live well as they live longer. This trend is magnified by the fact that baby boomers are accumulating increased wealth. Americans over 50 already control over 77% of all financial assets. In addition, baby boomers are living longer and establishing elevated expectations for vitality and productivity in their maturity. Baby Boomers are expected to live five to ten years beyond the current average life expectancy.

         In addition to demographics, societal trends toward healthy living, anti-aging and improved health care continue to alter demand for products and services within the HL&L space. Consumers are spending increased amounts of time and money focused on preventive healthcare. Consumers are increasingly proactive in monitoring their health and fitness in an attempt to avoid or delay illness. Seventy-six percent of Americans get some form of exercise. There are over 15,000 health clubs in the U.S., an increase of 19% from five years ago.

Evolving Quality and Safety Standards: Growing Scientific and Regulatory Support

         Quality and safety standards, as well as scientifically supported health benefits, are a third force driving the growth of products and services in the nutriceuticals markets. The introduction of government sanctioned certification for the food and vitamin, mineral and supplement markets, in addition to improved quality and modernization, has increased consumer awareness and trust in these products and services. Because of new scientific evidence that supports their efficacy, and because of positive media attention, nutritional supplements are moving from the status of alternative medicine to that of legitimate health remedies. Other factors such as aging U.S. population, increased consumer awareness, and wider distribution and penetration of products have created and we believe will continue to create market opportunities within this sector. Independent studies of HMOs and their allocation of health care dollars indicate that successfully preventing a disease cost one-thirteenth as much as successfully treating the same disease. One major HMO recently distributed the first nutritional supplement mail-order catalog to its members to promote the use of supplements as part of an everyday health maintenance program.

Employees; Facilities

         We have no employees other than our officers. We are currently leasing 1500 square feet of office space under a lease that expires 2004. We think our existing office space will be adequate for the next year. Upon receipt of funding we plan to hire two persons in marketing and one in administration.

Competition

               The number of companies offering business consulting services is innumerable but few specialize in the healthcare market and fewer in nutriceuitcal. Our ability to successfully compete with the current medical and healthcare consulting firms and other companies will depend on a number of factors. These factors include availability of marketing capital, market acceptance of our methods, and future direction of some of the established consulting firms to provide services that we offer. We believe that we currently have a competitive position that contains elements of other current healthcare consulting offerings, but also have unique elements that are not found in other companies. These elements include; a focus on innovative methods, the ability to provide revenue generating and enhancing services, technology platforms that span the entire continuum of care, and a business model that brings healthcare providers and consumers together.

Legal Proceedings.

         HealtheUniverse is not a party to any pending legal proceeding.

                                                     MANAGEMENT

Directors and Executive Officers

         The members of the Board of Directors of HealtheUniverse serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of HealtheUniverse.

         Vipul R. Dev, M.D.         34      Chief Executive Officer and Director
         Thomas Raack               32      Chief Operating Officer, Secretary and Director
         Sandip Shah                29      Chief Financial and Investment Officer and Director


         Dr. Vipul Dev has been Chief Executive Officer and a Director since inception of HealtheUniverse in May 2001. He has been a Clinical Fellow, Department of Plastic and Reconstructive Surgery, University of Texas since July 2002. Dr. Dev served his surgical residency at the University of California, San Diego, and at Kern Medical Center in Bakersfield, California from 1997 to 2002. He completed his graduate medical education at the Ross University Medical School in 1996. Dr. Dev graduated from the University of Pennsylvania and also studied at Oxford University. He is fully licensed in the State of California and Texas. Dr. Dev has authored several publications in the field of surgery and the application of computers in medicine. He is currently pursuing research applications and the utilization of artificial intelligence in the realm of plastic, reconstructive and cosmetic surgery. Dr. Dev has consulted for numerous technologies and Internet based health care websites. He also has extensive experience with start-up companies where he has guided them from initial formation to eventual public offering. He maintains many high level medical contacts and has developed a tremendous network in both the medical and business field.

         Thomas Raack has been Chief Operating Officer, Secretary and a Director since inception of HealtheUniverse in May 2001. He has been Managing Partner of Alliance Capital Resources, Inc. since 1998, where he provided financial, executive and strategic management advice to a diverse group of private and publicly-held companies specializing in technology development, medical product distribution, biotechnology, Internet and e-commerce. Alliance Capital is also engaged in business consulting in connection with structuring and completing reverse mergers, acquisitions, debt and equity financing, reorganizations, as well as designing and implementing financial communications and investor relations campaigns. From 1997 to 1998, Mr. Raack was Director of Investor Relations at Strategic Capital Consultants, Inc. a Los Angeles based corporate finance and financial consulting firm. While at Strategic, Mr. Raack consulted for a NASDAQ listed company handling domestic mergers and acquisitions, venture capital transactions, public offerings and other financings, joint ventures, strategic alliances and distribution agreements. Mr. Raack received a B.A. in Communications from California State University, Long Beach and is affiliated with N.I.B.A. National Investment Banking Association, a national association of regional and national broker dealers and investing banking firms.

         Mr. Sandip Shah has been Chief Investment and Financial Officer of HealtheUniverse since its inception in May 2001. He has been President of Shah & Associates since 2002. Clients of Mr. Shah have included various public and private companies including technology, communications, and medical companies such as WebMD, Healtheon, Clear Channel Communications, and Surgerynet. From February 1999 to February 2002, Mr. Shah was Vice President at Morgan Stanley Beverly Hills. He was a registered representative at Prudential Securities from 1997 to February 1999. Mr. Shah received a B.S. in Artificial Intelligence/Computer Science from the University of California, San Diego and is currently finishing the Certified Financial Planner program at the College of Financial Planning. He currently is also a registered representative at the firm of Stifel Nocolaus. Stifel Nicolaus will not participate in this offering and will not make a market in the securities of HealtheUniverse, and such firm hasn ot reviewed this prospectus or the disclosure therein.

Executive Compensation

         The following table sets forth the cash and all other compensation of HealtheUniverse's executive officers and directors during each of the last three fiscal years. The remuneration described in the table includes the cost to HealtheUniverse of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of HealtheUniverse's business. The executive officers named below did not receive any manner of compensation in the years set forth below.

         Until we obtain funding, officers are devoting most of their time to other employment and are serving without compensation. Following funding we expect that the aggregate monthly compensation for management will be $12,000.

                                             Summary Compensation Table


                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION



    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              RestrictedSecurities           LTIP
Compensation
                                                                              Stock   Underlying Payouts ($)
                                                                              Awards ($)Options SARs(#)

 Vipul R. Dev              2002          $0          0             0              0        0           0          0
 CEO                       2001           0          0             0              0        0           0
                           2000           0          0             0              0        0           0          0

Thomas Raack               2002          $0          0             0              0        0           0          0
 COO                       2001           0          0             0              0        0           0
                           2000           0          0             0              0        0           0          0

Sandip Shah                2002          $0          0             0              0        0           0          0
 CFO & CIO                 2001           0          0             0              0        0           0
                           2000           0          0             0              0        0           0          0

     HealtheUniverse, by resolution of its Board of Directors and stockholders, adopted a 1994 Stock Option Plan (the "Plan") on April 20, 1994. The Plan enables the Company to offer an incentive based compensation system to employees, officers and directors and to employees of companies who do business with the Company.

         In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees of HealtheUniverse or  employees of  companies  with which it does  business
become participants in the Plan upon receiving grants in the form of stock options or restricted stock. A total of 2,000,000 shares are authorized for issuance under the Plan, of which no shares are issued. HealtheUniverse may increase the number of shares authorized for issuance under the Plan or may make other material modifications to the Plan without shareholder approval. However, no amendment may change the existing rights of any option holder.

         Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan. However, shares with respect to which a stock appreciation right has been exercised may not again be made subject to an award.

         Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

         Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of HealtheUniverse's common stock or a
combination thereof. Incentive stock options may only be issued to directors, officers and employeee.

         Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of HealtheUniverse's common stock, then
upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock the Company equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

         Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options. A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of the fair market value of the stock at the time of exercise over the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Committee not to exceed ten years after the date of grant or three years after death or disability, whichever is later. Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest. If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

                                               PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (I) each person known by HealtheUniverse to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of HealtheUniverse's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, HealtheUniverse believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                           Percentage              Percentage
    Name and Address                           Common Stock              Before Offering         After Offering

Vipul R. Dev(1)                                  2,600,000                     26%                     26%

Thomas Raack(1)                                  2,600,000                     26%                     26%

Sandip Shah(1) 2)                                2,600,000                     26%                     26%

Kiran Shah2)                                     2.600,000                    26%                      26%
                                                                                 -

Jehu Hand(3)                                     2,400,000                     24%                     13%
24351 Pasto Road, Suite B
Dana Point, California 92629

All officers and directors
  as a group (3 persons)                        10,200,000                     78%                     78%

    (1)  The address of this person is c/o HealtheUniverse.
    (2) Dandip and Kiran are husband and wife but each holds 1,300,000 as sole and separate property and they disclaim beneficial interest in the shares held by the other.
    (3) Includes 2,400,000 shares held by a family limited partnership which Mr. Hand controls.

                                                SELLING STOCKHOLDERS

    The shares of common stock of HealtheUniverse offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering. The relationship, if any, between HealtheUniverse and any Selling Stockholder is set forth below.

                                                         Shares Beneficially                    Percentage
                                                                Owned                          Total Shares
       Name and Address                                   and Being Offered                   After Offering

Jehu Hand                                                              2,400,000                      __
24351 Pasto Road, #B
Dana Point, California 92629
(former president)





Kimberly Peterson                                                        281,550                       *
24 Calle De La Luna
San Clemente, California 92673

Societe Financiere du Seujet, S.A.(1)                                    150,000                       *
14 Quai du Seujet
Geneva, Switzerland CH-1201

Kristen Roberts                                                          150,000                       *
15871 Caltech Circle
Westminster, California 92683

Lewis V. Sykes                                                             1,875                       *
24351 Pasto Road, #B
Dana Point, CA 92629

Iwona Alami                                                                   75                       *
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                             75                       *
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                    75                       *
13213 Ballestros
Chino, CA  91710

Sayoko Tanaka                                                                 75                       *
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(2)                                                              75                       *
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(2)                                                             75                       *
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(2)                                                            75                       *
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                150                       *
2150 N. Tenaya Way
Bldg. 21
No. 1175
L.V., NV  89128

Shaun P. Mackin                                                               75                       *
1786 Harmony Way
Pitsburg, CA  94565

Angela Sykes                                                               1,875                       *
24351 Pasto Road, #B
Dana Point, CA 92629

Vernon R. Gilbert                                                             75                       *
12131 Martha Ann Dr.
Los Alamitos, CA  90720

Richard B. Dunbar                                                            375                       *
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                                75                       *
1408 Posada
Newport Beach, CA 92660

Barbara A. Royall                                                             75                       *
103 Greenfield Ave.
San Rafael, CA  94901

Jody Roberts                                                               1,875                       *
6212 Pickett Avenue
Garden Grove, CA 92845

Jeffery A. Czerwinski                                                      1,020                       *
304 1/2 B. Main St.
Balboa, CA  92624

Doug Sillasen                                                              1,875                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Debra Sillasen                                                             1,875                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Janae Sykes                                                                  375                       *
(Lewis V. Sykes, Custodian)
24351 Pasto Road, #B
Dana Point, CA 92629

Craig Kennedy                                                                 75                       *
831 Via Casitas
Greenbrae, CA  94904

Marvin Anderson                                                               75                       *
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                             75                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Nanette J. Peschong                                                           75                       *
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                 75                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                                75                       *
13213 Ballestros
Chino, CA  91710

Denise Graham                                                                 75                       *
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                       75                       *
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                 75                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Audrey Gunsten                                                                75                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                               75                       *
24 Calle De La Luna
San Clemente, CA 92673

Mary K. Peterson                                                              75                       *
24 Calle De La Luna
San Clemente, CA 92673

Kimberly Roberts                                                              75                       *
24 Calle De La Luna
San Clemente, CA 92673

Randall Peterson                                                              75                       *
24 Calle De La Luna
San Clemente, CA 92673

Taylor Peterson                                                               75                       *
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Debi K. P. Brandt                                                             75                       *
24 Calle De La Luna
San Clemente, CA 92673

Kevin Brandt                                                                  75                       *
24 Calle De La Luna
San Clemente, CA 92673

Terance Brandt                                                                75                       *
24 Calle De La Luna
San Clemente, CA 92673

Connor Brandt                                                                 75                       *
24 Calle De La Luna
San Clemente, CA 92673

Kimber Brandt                                                                 75                       *
24 Calle De La Luna
San Clemente, CA 92673

Kenna Brandt                                                                  75                       *
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kellyn Brandt                                                                 75                       *
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kira Brandt                                                                   75                       *
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Brian James Paterson                                                          75                       *
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                               75                       *
24351 Pasto Road #B
Dana Point, CA 92629

Keirstin Paterson                                                             75                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                                75                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Taylor Peterson                                                              375                       *
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Richard K. Solosky                                                            75                       *
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                       75                       *
15871 Caltech Cir.
Westminster, CA  92683

Scott R. Roberts                                                              75                       *
6212 Pickett Avenue
Garden Grove, CA  92845

Kristen J. Roberts                                                            75                       *
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                              75                       *
15871 Caltech Cir.
Westminster, CA  92683

Delone H. Peterson                                                            75                       *
8392 Carnegie Avenue
Westminster, CA  92683

Delone Peterson                                                               75                       *
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                  75                       *
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                                75                       *
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                 75                       *
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                 75                       *
8392 Carnegie Avenue
Westminster, CA  92683

Mark Spragg                                                                  150                       *
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                 75                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Peterson                                                               75                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

M.D. Peterson                                                                 75                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

J.H. Peterson                                                                 75                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Hadley                                                                 75                       *
6447 Evening Star Circle
Huntington Beach, CA  92648

Roy Harward                                                                   75                       *
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                  75                       *
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                            75                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                  75                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                            150                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                              75                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Lunetta J. Peterson                                                          150                       *
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                             75                       *
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                             150                       *
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                              150                       *
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                       150                       *
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                   150                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Matthew Bever                                                                150                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                150                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Richard M. Cobabe                                                             75                       *
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                           75                       *
17 Weeping Wood
Irvine, CA 92714

Richard L. Cobabe, Jr.                                                        75                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                             75                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                              75                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kenneth J. Cobabe                                                             75                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                           75                       *
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                             75                       *
22001 Oak Grove
Mission Viejo, CA  92692

Paul Thomas                                                                   75                       *
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                             150                       *
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                        75                       *
6447 Evening Star Circle
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                      75                       *
6447 Evening Star Circle
Huntington Beach, CA 92648

R. Christopher Rhody                                                          75                       *
24351 Pasto Road, #B
Dana Point, CA  92629

William P. Hunt                                                               75                       *
24351 Pasto Road, #B
Dana Point, CA  92629

Dana S. Thomsen                                                              150                       *
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265

Lori E. Jarvis                                                                75                       *
26 Deerfield
Irvine, CA  92714

Joel E. Hand                                                                  75                       *
3930 Montefrio Court
San Diego, CA 92130

Kristen Hand                                                                  75                       *
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand                                                      75                       *
3930 Montefrio Court
San Diego, CA 92130

Kellie Hand                                                                   75                       *
2365 South East Regner
Gresham, Oregon 97080


         TOTAL                                                       3,000,000                              100%

* Less than 1%
This corporation is controlled by Riccardo Mortara.
(2). Ten Foot line is owned by Michael Rovere, who is the husband of Diane Biagianti

                                                PLAN OF DISTRIBUTION

         HealtheUniverse has applied to have its shares of common stock registered on the OTC Bulletin Board. HealtheUniverse anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by the market conditions. Selling stockholders may also sell in private transactions. HealtheUniverse cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. HealtheUniverse does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

         Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

         HealtheUniverse will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000. HealtheUniverse will use its best efforts to update the registration statement and maintain its effectiveness for one year.

                                                CERTAIN TRANSACTIONS

         Rexadon Corporation was organized as a Delaware corporation on April 21, 1994 to seek out an advantageous acquisition. On February 14, 2003, Rexadon Corporation acquired all of the capital stock of Healtheuniverse, Inc., a California corporation, in exchange for 7,000,000 shares of newly issued common stock of Rexadon Corporation. Prior to the exchange Rexadon Corporation had 3,000,000 shares outstanding (after giving effect to a three-for-one forward stock split). As a result, there are 10,000,000 shares outstanding. Rexadon has subsequently changed its name to Healtheuniverse, Inc., the same name as its California subsidiary. References to Healtheuniverse in this prospectus are to the combined entity unless otherwise noted. Prior to the exchange, Rexadon and Healtheuniverse had no affiliation or prior relationship. The terms of the share exchange were negotiated at arm?s length.

                                              DESCRIPTION OF SECURITIES

Common Stock

         HealtheUniverse's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 10,000,000 shares were outstanding as of February 14, 2003. HealtheUniverse intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of HealtheUniverse, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase HealtheUniverse's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

         Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

         HealtheUniverse's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

         HealtheUniverse's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. HealtheUniverse considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in HealtheUniverse's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to HealtheUniverse's common stock or any other series of preferred stock which HealtheUniverse may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

         The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of HealtheUniverse.

         HealtheUniverse intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, and its telephone number is (303) 986-5400.

                                        INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the Shares offered hereby will be passed upon for HealtheUniverse by Hand & Hand, a professional corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand and HealtheUniverse's former president, owns 2,400,000 shares of common stock.

                                                       EXPERTS

         The audited financial statements of HealtheUniverse, Inc. included in this Prospectus as of December 31, 2002 and 2001 have been audited by Aaron P. Sharma & Associates, Inc., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                   INDEMNIFICATION

         HealtheUniverse has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under HealtheUniverse's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to HealtheUniverse or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to HealtheUniverse or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve HealtheUniverse or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of HealtheUniverse where indemnification will be required or permitted. HealtheUniverse is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of HealtheUniverse pursuant to the foregoing provisions, or otherwise, HealtheUniverse has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by HealtheUniverse of expenses incurred or paid by a director, officer or controlling person of HealtheUniverse in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, HealtheUniverse will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                               HEALTHeUNIVERSE, INC.
                                           (A Development Stage Company)
                                         Consolidated Financial Statements
                                            December 31, 2002 and 2001






























                                               HEALTHeUNIVERSE, INC.
                                           (A Development Stage Company)
                                                       Index


                                                                                             Page


Independent Auditors' Report                                                                  F-2


Consolidated Balance Sheet                                                                    F-3


Consolidated Statement of Operations                                                          F-4


Consolidated Statement of Stockholders' Equity                                                F-5


Consolidated Statement of Income                                                              F-6


Notes to Consolidated Financial Statements                                                    F-7


































                                           INDEPENDENT AUDITORS' REPORT






To the Board of Directors of
HEALTHeUNIVERSE, Inc.


We have audited the accompanying consolidated balance sheet of HEALTHeUNIVERSE, Inc. (a development stage company) as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and income for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HEALTHeUNIVERSE, Inc., (a development stage company) as of December 31, 2002 and the results of their operations and their income for the years ended December 31, 2002 and 2001 are in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.



AARON P. SHARMA & ASSOCIATES, INC.


Covina, CA
January 21, 2003





                                             HEALTHeUNIVERSE INC.
                                         (A Development Stage Company)

                                                 Balance Sheet
                                                     December 31, 2002



Assets

Current Assets:
Cash                                                                      $2,280
Inventory                                                                 14,000
Stock Sales                                                                5,000
Stock Sales                                                                5,000
TOTAL CURRENT ASSETS                                                      26,280

Fixed Assets:
      Equipment, less accumulated depreciation of $217                       212
      Organization Costs less accumulated amortization of $614             1,401

      TOTAL FIXED ASSETS                                                   1,642
      TOTAL ASSETS                                                       $27,922

                  Liabilities and Stockholders' Deficit

Current Liabilities:
      Loan from Officer                                                  $27,403
            TOTAL LIABILITIES                                            $27,403

Stockholders' deficit:
Common stock; $.05 value; 500,000 shares
Authorized; 300,000 shares issued and
outstanding                                                               15,000

Retained Earnings                                                          7,756
Deficit accumulated during the
development stage                                                        (14,292)
      Paid in Capital                                                        519
            TOTAL LIABILITIES AND SHAREHOLDERS DEFICIT                   $27,922






                                             HEALTHeUNIVERSE INC.
                                         (A Development Stage Company)
                                     Consolidated Statement of Operations

                                             December 2002 - 2001

                                                                                        Cumulative
                                                        Years Ended December 31,        Amounts Since

                                                2002               2001Inception

Revenue                                      $            3,577      $    7,979         $       11,556

Costs and expenses
Cost Of Sales                                             6,388            8,997                 15,385
Operating Expense                                         3,913            6,550                 10,463

Loss before income taxes:                          $    (6,724)      $   (7,756)          $    (14,292)

Income tax benefit:                                           -           -  -

Net loss:                                          $    (6,724)      $   (7,756)          $    (14,292)

Loss per share - basic and diluted:                $      (.03)      $     (.07)

Weighted average common shares :
  basic and diluted                                     300,000          100,000




                                                HEALTHeUNIVERSE
                                         (A Development Stage Company)



                            Consolidated Statement of Stockholders (Deficit) Equity
                          May 31, 2001 (Date of Inception) Through December 31, 2002




                                                                              Deficit
                                                                              Accumu-
                                                           Additional        lated During
                             Preferred Stock   Common Stock  Paid in        Developmental
                                                             Capital          Stage
                              Shares Amount    Shares Amount                                    Total

Balance, May 31, 2001             -   $         -      $-     $       -      $      -       $      -

Shares issued for cash
  ($.05 per share)                             100,000   5,000                                 5,000

Net loss                                                                      (7,756)         (7,756)

Balance, December 31, 2001                     100,000   5,000                (7,756)         (7,756)

Shares issued for cash
   ($.05 per share)                            200,000  10,000                                10,000

Net loss                                                                      (6,724)         (6,724)

Balance, December 31, 2002                     300,000  15,000                (6,724)         (6,724)


                                             HEALTHeUNIVERSE, INC.
                                         (A Development Stage Company)
                                              Notes to Financials
                                    Years Ended December 31, 2002 and 2001



1.     Summary of Organization

       Organization
       The Company was organized under the laws of the state of California on May 31, 2001 (date of inception). The Company has not commenced planned principal operations and purposes to provides consulting services in the health care industry. Further, the Company is considered a development stage company as defined in SFAS No. 7. Its principal activities since inception have consisted of the offer and sale of common stock and the purchase and sale of commercial items, financed by the founding officers.. The Company intends to engage in healthcare consulting business. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

       Principles of Consolidation
       The consolidated financial statements include the accounts of the Company

       Cash and Cash Equivalents
       Cash equivalents are generally comprised of certain highly liquid investments with maturities of less than three months.

       Use of Estimates in the Preparation of Financial Statements
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.     Going Concern
       The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of the Company to continue as a going concern. As shown in the consolidated statement of operations, the Company has had no revenues, and reported net losses in all periods since inception.

       The Company intends to fund start-up costs during the next twelve months with capital contributions from related parties and proceeds from the sale of equity securities, however, such related parties are not obligated under any agreement to contribute such funds, and there is no guarantee that the Company will be successful in raising equity capital through its offering of common stock.

       The Company's ability to continue as a going concern is dependent upon management's ability to secure additional debt or equity financing. There is also no guarantee that, if successful, such financing will be sufficient to fund necessary start up costs and sustain operations upon commencement of such operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.   Income Taxes

     The Company has net operating loss carry-forwards of approximately $14,292 which begins to expire in the year 2010. The amount of net operating loss carry-forward that can be used in any one year will be limited by significant changes. No tax benefit has been reported in the financial statements, because the Company believes it is more likely than not that the deferred tax asset will not be realized. The tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

4.   Related Party
     At December 31, 2002, the Company owed the Company's Chief Financial Officer $21,366. The advance is unsecured, non-interest bearing and has no specific repayment terms.

5.   Recent Amendments
     In July 2001, Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" were issued. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. It requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. SFAS 142 is required to be applied for fiscal years beginning after December 15, 2001. The Company will assess how the adoption of SFAS 141 will effect the recording of any future acquisitions.

     The Financial Accounting Standards Board (FASB) recently issued FASB Statement No. 143, Accounting for Asset Retirement Obligations. This
     Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of leases. This Statement amends SFAS 19. The effective date for this Statement is June 15, 2002. Management does not believe the adoption of Statement 143 will have a material effect on its financial statements.

     The Financial Accounting Standards Board (FASB) recently issued FASB No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The new guidance resolves significant implementation issues related to FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Statement 144 is effective for fiscal years beginning after December 15, 2001. Management does not believe the adoption of Statement 144 will have a material effect on its financial statement.

  23

     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or
representations   must  not  be  relied  upon  as  having  been   authorized  by
HealtheUniverse. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                   TABLE OF CONTENTS        Page
Prospectus Summary..........................       2
Risk Factors................................       3
Additional Information......................       3
Dividend Policy.............................       4
Market Price of Common Stock................       4
Plan of Operation...........................       4
Business....................................       5
Management..................................      7
Principal Shareholders......................      14
Selling Stockholders........................      11
Plan of Distribution........................      18
Certain Transactions........................      19
Description of Securities...................      19
Interest of Named Experts and Counsel.....        20
Experts.....................................      20
Indemnification.............................      20
Financial Statements........................     F-1







                 HEALTHEUNIVERSE, INC.





                   3,000,000 SHARES






                      PROSPECTUS







                  February  __, 2003

                                                HEALTHEUNIVERSE, INC.
                                                       PART II


Item 24.    Indemnification of Directors and Officers.

            HealtheUniverse has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under HealtheUniverse's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to HealtheUniverse or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to HealtheUniverse or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve HealtheUniverse or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of HealtheUniverse where indemnification will be required or permitted. HealtheUniverse is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.       Other Expenses of Issuance and Distribution. (all to be paid by HealtheUniverse)

               Filing fee under the Securities Act of 1933             $          100.00
               Printing and engraving(1)                               $          300.00
               Legal Fees                                              $          500.00
               Blue Sky Fees                                           $        1,200.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous(1)                                        $          160.00

               TOTAL                                                   $        8,000.00


(1)      Estimates

Item 26. Recent Sales of Unregistered Securities.

         The company issued 7,000,000 shares to four individuals on February 14, 2003 in exchange for the shares of HealtheUniverse, a California corporation. No underwriter was involved. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public offering.

Item 27. Exhibits and Financial Schedules

         21. Agreement and Plan of Reorganization between Rexadon Corporation and Healtheuniverse, Inc. (2)

3.       Certificate of Incorporation and Bylaws

         3.1.     Articles of Incorporation(1)
         3.2      Articles of Amendment(3)
         3.3      Bylaws(1)

5.     Opinion of Hand & Hand as to legality of securities being registered.(2)

Material Contracts

         10.1 Stock Option Plan.(1)

21.      Subsidiaries of the small business issuer-None.

23.      Consents of Experts and Counsel

         23.1     Consent of Aaron P. Sharna & Associates(2)
         23.2     Consent of Hand & Hand included in Exhibit 5 hereto

         All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
         (b) Financial Statement Schedules

         All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

         (1)      Incorporated  by  reference  to  such  exhibit  as  filed
                with  HealtheUniverse's   registration statement on Form 10-SB,
                file number 0-27009, filed on August 12, 1999.
         (2)      Filed herewith.

Item 28.    Undertakings.

            (a)  The undersigned small business issuer hereby undertakes:

                 (1)  To file,  during  any  period  in which it offers or sells
                      securities,    a   post-effective    amendment   to   this
                      registration statement to:

            (I)  Include any prospectus required by Section 10(a)(3) of the
              Securities Act;

                      (ii) Reflect in the  prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                      (iii) Include any material or changed information the plan of distribution.

                 (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                 (3)  File  a  post   effective   amendment   to   remove   from
                      registration any of the securities that remain unsold at the end of the offering.

            (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (f)  The undersigned small business issuer hereby undertakes that it will:

                 (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                 (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                     SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on February 14, 2003.

                                                     HEALTHEUNIVERSE, INC.



                           By: /s/ Vipul R. Dev, M.D.
                               Vipul R. Dev., M.D.
                               Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on February 14, 2003.


By:     /s/ Vipul R. Dev., M.D.            Chief Executive Officer and Director
        Vipul R. Dev., M.D.                       (principal executive officer)


By:     /s/ Sandip Shah.                   Chief Financial Officer and Director
        Sandip Shah.                       (principal financial and accounting
                                    officer)


By:     /s/ Thomas Raack.              Chief Operating Officer, Secretary and
        Thomas Raack                                          Director